Exhibit 99
                       DOL Filing Confirmation                       ----------



I certify that the Plan Administrator of the MCI Consumer Markets 401(k) & ESOP has received a Statement of Assets and Liabilities and also that the statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                                     EIN #
                                                                 --------------
Mellon Bank Temporary Investment Fund                            25-6078903-980



                                              MCI CONSUMER MARKETS 401(k) -
                                              PART I  OF  THE  MCI  CONSUMER
                                              MARKETS 401(k) & ESOP



Date:  June 30, 1995                        BY  /s/ Douglas L. Maine
                                              ------------------------------
                                              Douglas L. Maine
                                              Chief Financial Officer and
                                              Executive Vice President
                                              MCI Telecommunications Corporation














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